UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) FEBRUARY 3, 2004

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 3, 2004, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three months and year ended December 31, 2003. The press release furnished herewith is attached as Exhibit 99 (a) to this Form 8-K. Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, non-GAAP financial measures disclosed in the press release are the discussion and presentation of fully converted tangible book value per common share.

White Mountains’ management believes that the growth in fully converted tangible book value per common share represents a measure of value created at the Company over time which is more relevant than traditional GAAP measurements.  Book value per share is derived by dividing the Company’s total GAAP shareholders’ equity as of a given date by the number of common shares outstanding as of that date, including the dilutive effects of outstanding options and warrants to acquire common shares, as well as the unamortized accretion of preferred stock. Fully converted tangible book value per share is derived by expanding the book value per share calculation to include (i) the effects of assumed conversion of all convertible securities and (ii) any remaining unamortized goodwill or deferred credits as of the applicable date. A separate schedule is included in Exhibit 99(a) to this Form 8-K which details the calculation of the Company’s fully converted tangible book value per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: February 3, 2004	By:	/s/	J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer

EXHIBIT INDEX

99(a) Press Release of White Mountains Insurance Group, Ltd. dated February 3, 2004.